Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(7)

(Form Type)

LATAM Airlines Group S.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, without par value(1)	Rule 457(o)	43,700,000,000	(2)	$0.012	(3)	$524,400,000	0.00014760	$77,401.44

Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A				N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts							N/A		$77,401.44
	Total Fees Previously Paid									—
	Total Fee Offsets									$77,401.44	(4)
	Net Fee Due									—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

Rule 457(p)
Fees Offset Claims	LATAM Airlines Group S.A.	F-1	333-266844	August 12, 2022		$77,401.44	(4)	Equity	Common shares, no par value per share represented by American Depositary Shares	(4)	$4,804,553,338.27
Fees Offset Sources	LATAM Airlines Group S.A.	F-1	333-266844		August 12, 2022							$445,382.09	(4)

(1)	The shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents two thousand ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-280864).
(2)	Includes 5,700,000,000 common shares issuable upon exercise of the underwriters’ option to purchase additional common shares.
(3)	Based on a price per ADS of $24.00 and a ratio of ADSs to common shares of 2,000 to 1.
(4)	The registrant previously paid filing fees of $445,382.09 in connection with the Registration Statement on Form F-1 (File No. 333-266844) (the “Prior Registration Statement”) filed on August 12, 2022, which Prior Registration Statement was withdrawn on August 31, 2023 pursuant to Rule 477 under the Securities Act. No securities were sold under the Prior Registration Statement before it was withdrawn. Pursuant to Rule 457(p) under the Securities Act, the Registrant will offset such amount of previously paid filing fees against filing fees due in connection with this Registration Statement.